Exhibit 5.1

E-Mail:

greg@indegliacarney.com

December 3, 2014

HII Technologies, Inc.

8588 Katy Freeway, Suite 430

Houston, Texas 77024

Re: HII Technologies, Inc. Registration Statement on Form S-1

Ladies and Gentlemen:

We are special counsel to HII Technologies, Inc., a Delaware corporation (the “Company”). In connection with the preparation and filing of a Form S-1 Registration Statement (the “Registration Statement”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), related to the registration under the Securities Act of an aggregate of up to 13,464,286 shares of common stock, par value $0.001 per share of the Company (“Common Stock”) that will be sold by certain selling stockholders of the Company, we have examined the originals or copies of corporate records, certificates of public officials and officers of the Company, and other instruments relating to the authorization and issuance of such shares of Common Stock as we have deemed relevant and necessary for the opinion hereinafter expressed.

Based upon the foregoing, we are of the opinion that the:  (i) 3,250,000 outstanding shares of Common Stock to be sold by the selling stockholders are validly issued, fully paid and non-assessable; (ii) 5,714,286 shares of Common Stock to be issued upon conversion of the Company’s Series A Preferred Stock, when converted in accordance with the terms of such Series A Preferred Stock, will be validly issued, fully paid, and non-assessable and (iii) 4,500,000 shares of Common Stock to be issued pursuant to the Company’s currently outstanding warrants, when exercised in accordance with the terms of such warrants, will be validly issued, fully paid and nonassessable.

We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, the State of California and the existing Delaware General Corporation Law and reported judicial decisions relating thereto.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the prospectuses constituting a part thereof and any amendment thereto.

.

Very truly yours,

INDEGLIA

&CARNEY

/s/ Indeglia & Carney

11900 W. Olympic Blvd., Suite 770, Los Angeles, CA 90064

Phone 310.982.2720 | Fax 310.928.2719

Email info@indegliacarney.com | www.indegliacarney.com